UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 17, 2008

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12826	25-1445946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Center Square, Greencastle, Pennsylvania	17225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (717)597-2137

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index to Exhibits Found on Page 4

Item 1.01	Entry Into Material Agreements.

Not Applicable.

Item 1.02	Termination of Material Agreement.

Not Applicable.

Item 1.03	Bankruptcy.

Not Applicable.

Item 2.01	Acquisition - Disposition of Assets.

Not Applicable.

Item 2.02	Result of Operations - Financial Condition.

Tower Bancorp, Inc., parent company of The First National Bank of Greencastle, reports earnings of $1,484,264 or earnings per share of $.64 for the quarter ended March 31, 2008. Return on average tangible equity and return on average tangible assets were 10.01% and 1.10%, respectively for the three months ending March 31, 2008.

Item 2.03	Financial Obligations - Off-Balance Sheet.

Not Applicable.

Item 2.04	Acceleration of Financial Obligations.

Not Applicable.

Item 2.05	Exit or Disposal Activities

Not Applicable.

Item 2.06	Material Impairments

Not Applicable.

Item 3.01	Notice of Delisting or Noncompliance

Not Applicable.

Item 3.02	Unregistered Sale of Securities

Not Applicable.

Item 3.03	Modification of Shareholder Rights.

Not Applicable.

Item 4.01	Change in Accountants.

Not Applicable.

Item 4.02	Non-Reliance on Financial Statements.

Not Applicable.

Item 5.01	Change in Control.

Not Applicable.

Item 5.02	Resignation of Directors - Principal Officers.

Not Applicable.

Item 5.03	By-Law Amendments - Change in Fiscal Year.

Not Applicable.

Item 5.04	Suspension of Trading - Employee Benefit Plans.

Not Applicable.

Item 5.05	Code of Ethics.

Not Applicable.

Item 7.01	Regulation FD.

Not Applicable.

Item 8.01	Voluntary Disclosure of Other Events.

Not Applicable.

Item 9.01.	Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibit:

	99	News Release, dated April 17, 2008, of Tower Bancorp, Inc.

	99.1	Balance Sheets March 31, 2008 and 2007

	99.2	Income Statements for the three months ended March 31, 2008 and 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Dated: April 17, 2008	/s/ Franklin T. Klink, III
Franklin T. Klink, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit

99	News Release, dated April 17, 2008, of Tower Bancorp, Inc.

99.1	Balance Sheets March 31, 2008 and 2007

99.2	Income Statements for the three months ended March 31, 2008 and 2007